Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 33-37566, 33-40776, 33-61397, and 33-33026) of
Central Newspapers, Inc. of our report dated February 2, 1998 appearing on page 23 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K.



/s/Price Waterhouse LLP
----------------------
Price Waterhouse LLP
Indianapolis, Indiana
March 13, 1998